[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen High Yield Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      31,245,428        0.24             117,205,940       3.31


     Class B      12,543,324        0.21             53,296,663        3.31


     Class C      15,403,177        0.21             60,933,010        3.31


     Class I      4,575,274         0.25             15,193,472        3.31





     Evergreen Diversified Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,253,477         0.34             14,970,648        14.25


     Class B      404,443  0.30             1,282,984         14.25


     Class C      562,616  0.30             1,823,155         14.25


     Class I      1,600,305         0.36             4,331,873         14.25

















     Evergreen Strategic Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      10,259,354        0.31             31,563,131        6.32


     Class B      3,600,563         0.27             11,334,652        6.34


     Class C      3,058,183         0.27             10,318,776        6.33


     Class I      1,005,662         0.33             3,283,585         6.22








     Evergreen U.S. Government Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,120,195         0.36             7,908,487         9.81


     Class B      614,218  0.29             1,707,228         9.81


     Class C      255,138  0.29             812,755  9.81


       Class I    17,139,364        0.39             44,537,739        9.81